Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan Total Market Index Fund of our report dated April 21, 2010; and Spartan 500 Index Fund (formerly known as Spartan U.S. Equity Index Fund) of our report dated April 20, 2010 on the financial statements and financial highlights included in the February 28, 2010 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2010